Exhibit 3.31

ARTICLES OF INCORPORATION

OF

TUSCALOOSA RESOURCES, INC.

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, for the purpose of forming a corporation under the Alabama Business Corporation Act, hereby adopts the following Articles of Incorporation:

ARTICLE ONE

NAME

The name of the Corporation is Tuscaloosa Resources, Inc.

ARTICLE TWO

DURATION

The term of existence of the Corporation is perpetual.

ARTICLE THREE

PURPOSES

The purpose for which the Corporation is formed is to engage in the business of coal mining, and all activities ancillary thereto and to engage in the transaction of any and all lawful business for which corporations may be incorporated under the Alabama Business Act.

ARTICLE FOUR

REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation is 3 Office Park Circle, Suite 112, Birmingham, Alabama 35223, and the name of the initial registered agent at such address is J. Martin Gaines.

ARTICLE FIVE

CAPITAL STOCK

The aggregate number of shares which the Corporation has authority to issue is 1,000, all of which shall be common shares with par value of $1.00 per share.

ARTICLE SIX

CAPITAL

The minimum amount of capital with which the Corporation shall begin business is $1,000.00.

ARTICLE SEVEN

DIRECTORS

There shall be two Directors constituting the initial Board of Directors. The names and addresses of such persons who are to serve until the first annual meeting of shareholders, or until their successors are elected and qualified, are as follows:

J. Martin Gaines	3 Office Park Circle
Suite 112
Birmingham, AL 35223

Roger W. Perry	3 Office Park Circle
Suite 112
Birmingham, AL 35223

ARTICLE EIGHT

INCORPORATORS

The name and address of the incorporator is as follows:

Judy C. Wagley	1300 20th Street South
Suite 302
Birmingham, AL 35205

ARTICLE NINE

RIGHT TO AMEND PROVISIONS IN ARTICLES

The Corporation reserves the right from time to time to amend, alter or repeal any provision contained in these Articles of Incorporation or to add one or more additional provisions in the manner now or hereafter prescribed by statute by a vote of two-thirds (2/3) of the issued and outstanding shares of the Corporation (excluding treasury shares), all of rights conferred on shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal on this 31st day of May, 1995.

(SEAL)	/s/ Judy C. Wagley
Judy C. Wagley

ARTICLES OF MERGER

of

BROOKWOOD PROPERTIES, INC.

with and into

TUSCALOOSA RESOURCES, INC.

Pursuant to Sections 10-2B-11.01 and 10-2B-11.05 of the Alabama Business Corporation Act, as amended (the “ABCA”), and with the effect provided in Section 10-2B-11.06 of the ABCA, the undersigned entity adopts and delivers for filing the following Articles of Merger for the purpose of merging Brookwood Properties, Inc., a corporation organized and existing under the laws of the State of Alabama (“Brookwood”). with and into Tuscaloosa Resources, Inc., a corporation organized and existing under the laws of the State of Alabama (“TRI”), with the surviving corporation named “Tuscaloosa Resources, Inc.” (the “Merger”):

FIRST: The Agreement and Plan of Merger (the “Plan of Merger”) attached hereto as Exhibit A and made a part hereof constitutes the plan of merger with respect to the Merger

SECOND: The Plan of Merger was approved by the directors and sole shareholder of Brookwood in the manner prescribed by the ABCA, and by the directors and sole shareholder of TRI in the manner prescribed by the ABCA.

THIRD: As to each of the parties to the Merger, the number and designation of shares of capital stock outstanding and entitled to vote as a class or otherwise on the Plan of Merger are as follows:

		Shares Entitled to Vote as a Class
	Number of Shares	Designation of	Number of
Name of Corporation	Outstanding	Class	Shares
Brookwood Properties, Inc.	1,000	Common	1,000
Tuscaloosa Resources, Inc.	1,000	Common	1,000

FOURTH: As to each of the parties to the Merger, the total number of shares voted for and against the Plan of Merger are as follows:

	Number of Shares
	Voted	Voted
Name of Corporation	For	Against
Brookwood Properties, Inc.	1,000	0
Tuscaloosa Resources, Inc.	1,000	0

FIFTH: The Articles of Incorporation of Brookwood are filed with the Judge of Probate, Walker County, Alabama and the Articles of Incorporation of TRI are filed with the Judge of Probate, Jefferson County, Alabama.

SIXTH: The effective date and time of these Articles of Merger is October 1, 2007 at 12:01 a.m., Birmingham, Alabama time.

[Signature Page Follows]

DATED as of the 27th day of September, 2007.

TUSCALOOSA RESOURCES, INC.

By:	/s/ Catherine C. Bona
Catherine C. Bona
Its Secretary

Exhibit A

Plan of Merger

(see attached)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated September 27, 2007, between Brookwood Properties, Inc., an Alabama corporation, (herein called “Brookwood”), and Tuscaloosa Resources, Inc., an Alabama corporation (herein called “TRI,” and Brookwood and TRI being sometimes herein together referred to as the “Constituent Corporations”).

WITNESSETH:

WHEREAS, all of the issued and outstanding capital stock of TRI and Brookwood are owned by the same entity, United Land Corporation, a Delaware corporation; and

WHEREAS, the boards of directors of Brookwood and TRI, respectively, deem it advisable for the general welfare and advantage of their respective corporations and their respective shareholders that Brookwood merge with and into TRI pursuant to this Agreement and Plan of Merger and pursuant to applicable law (such transaction being herein called the “Merger”); and

WHEREAS, the respective boards of directors of the Constituent Corporations have approved this Agreement and Plan of Merger and have directed that this Agreement and Plan of Merger be submitted to the shareholders of each of the Constituent Corporations for their approval;

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree with each other that Brookwood shall be merged with and into TRI as the surviving corporation in accordance with the applicable laws of the State of Alabama and that the terms and conditions of the Merger and the mode of carrying it into effect are and shall be as follows:

ARTICLE 1 DEFINITIONS

In addition to the words and terms defined elsewhere herein, the words and terms defined in this Article I shall, for all purposes of this Agreement and Plan of Merger, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

Section 1.1                                            “Agreement” or “this Agreement” shall mean this Agreement and Plan of Merger as the same may be supplemented or amended from time to time;

Section 1.2                                            “Effective Time of the Merger” shall have the meaning specified in Section 2.4 of this Agreement;

Section 1.3                                            “Merger” shall mean the merger of Brookwood with and into TRI in accordance with this Agreement and applicable law; and

Section 1.4                                            “Surviving Corporation” shall mean TRI and its successors and assigns, as provided in Section 2.2 of this Agreement.

ARTICLE 2 CONSTITUENT AND SURVIVING CORPORATIONS; MERGER; EFFECTIVE TIME

Section 2.1                                    Constituent Corporations. The names of the corporations which are the constituent corporations to the Merger are Brookwood Properties, Inc., an Alabama corporation, and Tuscaloosa Resources, Inc., an Alabama corporation.

Section 2.2                                    Surviving Corporation. The surviving corporation is and will be Tuscaloosa Resources, Inc.

Section 2.3                                    Capitalization of Constituent Corporations.

(a)                                           Brookwood. The designation and number of outstanding shares of each class and series of the capital stock of Brookwood is as follows: common stock, par value $1.00 per share (herein called “Brookwood Common Stock”), of which 1,000 shares are authorized to be issued and 1,000 shares are issued and outstanding and 0 shares are owned by Brookwood and held as treasury stock. The sole shareholder of the shares of Brookwood Common Stock is entitled to vote with respect to the Merger.

(b)                                           TRI. The designation and number of outstanding shares of each class and series of the capital stock of TRI is as follows: common stock, par value $1.00 per share (herein called “TRI Common Stock”), of which 1,000 shares are authorized to be issued and 1,000 shares are issued and outstanding and 0 shares are owned by TRI and held as treasury stock. The sole shareholder of the shares of TRI Common Stock is entitled to vote with respect to the Merger.

Section 2.4                                    Merger. Subject to the terms and conditions of this Agreement, in accordance with the provisions of the Alabama Business Corporation Act, Brookwood shall be merged with and into TRI, which shall be the Surviving Corporation.

(a)                                           The Merger shall become effective on October 1, 2007 at 12:01 a.m., Birmingham, Alabama time.

(b)                                           The time when the Merger shall become effective is herein called the “Effective Time of the Merger”.

ARTICLE 3 GOVERNING LAW; ARTICLES OF INCORPORATION; BYLAWS

Section 3.1                                    Governing Law. TRI, as the Surviving Corporation, shall be governed by the laws of the State of Alabama.

Section 3.2                                    Articles of Incorporation. The articles of incorporation of TRI as in effect immediately prior to the Effective Time of the Merger shall be the articles of incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended or restated as therein or by law provided.

Section 3.3                                    Bylaws. The bylaws of TRI as in effect immediately prior to the Effective Time of the Merger shall continue in force and be the bylaws of the Surviving Corporation after the Effective Time of the Merger until amended as therein or by law provided.

ARTICLE 4 BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

Section 4.1                                    Board of Directors of Surviving Corporation. From and after the Effective Time of the Merger and until the annual meeting of shareholders of TRI next following the Effective Time of the Merger, and thereafter until their successors shall have been duly elected and qualify, the members of the board of directors of TRI as in office immediately prior to the Effective Time of the Merger shall be the members of the board of directors of the Surviving Corporation.

Section 4.2                                    Officers of Surviving Corporation. From and after the Effective Time of the Merger and until their successors shall have been duly elected and qualify, the officers of TRI as in office immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation.

ARTICLE 5 MANNER OF CONVERTING SHARES; CAPITALIZATION

The mode of carrying the Merger into effect and the manner and basis of converting the shares of the Constituent Corporations, forthwith at the Effective Time of the Merger, are as follows:

(a)                                           Each share of TRI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, at the Effective Time of the Merger, by virtue of the Merger continue as a share of the capital stock of the Surviving Corporation;

(b)                                           Each share of Brookwood Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be cancelled, and no shares of stock or other securities or obligations of the Surviving Corporation shall be issued therefor.

The stock transfer book relating to Brookwood Common Stock shall be closed as of the Effective Time of the Merger, and no transfer of record of any certificate representing shares of Brookwood Common Stock outstanding prior to the Effective Time of the Merger shall take place thereafter. The stock transfer book relating to TRI Common Stock shall at the Effective Time of the Merger continue as the stock transfer book of the Surviving Corporation.

ARTICLE 6 EFFECT OF THE MERGER

At the Effective Time of the Merger, the separate corporate existence of Brookwood shall cease, except insofar as it may be continued by statute, and it shall be merged with and into TRI, the Surviving Corporation, with the effects set forth in the Alabama Business Corporation Act.

Brookwood shall, to the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, execute and deliver, or cause to be executed and delivered, all such deeds and instruments and take, or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of said corporation acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of Brookwood and of the Surviving Corporation are hereby authorized, in the name of Brookwood or TRI or otherwise, to take any and all such action.

ARTICLE 7 TERMINATION

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the shareholders of any of the Constituent Corporations, or by resolution of the board of directors of any of the Constituent Corporations, if any circumstances develop which, in the opinion of such board of directors, make proceeding with the Merger inadvisable. In the event of such termination and abandonment, this Agreement shall become void and have no effect, without any liability on the part of any of the Constituent Corporations or their shareholders, directors, or officers with respect thereto.

ARTICLE 8 MISCELLANEOUS PROVISIONS

Section 8.1                                    Amendment and Modification; Waiver; Etc. The parties hereto, by mutual agreement in writing approved by their respective boards of directors, or their respective officers authorized by their respective board of directors, may amend, modify, and supplement this Agreement in any respect.

Section 8.2                                    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

Section 8.3                                    Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 8.4                                    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.5                                    Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 8.6                                    Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

BROOKWOOD PROPERTIES, INC.

By:	/s/ Catherine C. Bona
Catherine C. Bona
Its Secretary

TUSCALOOSA RESOURCES, INC.

By:	/s/ Catherine C. Bona
Catherine C. Bona
Its Secretary

CERTIFICATE OF MERGER

of

MARTAB LAND COMPANY, L.L.C.

an Alabama limited liability company

with and into

TUSCALOOSA RESOURCES, INC.,

an Alabama corporation

Pursuant to Section 10-15-4 of the Alabama Business Entities Conversion and Merger Act, as amended (the “Act”), the undersigned entities adopt and deliver for filing the following Certificate of Merger for the purpose of merging MarTab Land Company, L.L.C., a limited liability company organized and existing under the laws of the State of Alabama (“MarTab”), with and into Tuscaloosa Resources, Inc., a corporation organized and existing under the laws of the State of Alabama (“TRI”), with the surviving entity named “Tuscaloosa Resources, Inc.” (the “Merger”):

FIRST: The names of the entities which are to merge are MarTab Land Company, L.L.C. and Tuscaloosa Resources, Inc.

SECOND: The Articles of Organization of MarTab are filed with the Judge of Probate, Jefferson County, Alabama and the Articles of Incorporation of TRI are filed with the Judge of Probate, Jefferson County, Alabama.

THIRD: An agreement and plan of merger (the “Plan of Merger”) has been approved and executed by MarTab and TRI.

FOURTH: The name of the surviving entity is Tuscaloosa Resources, Inc., an Alabama corporation.

FIFTH: The effective date and time of this Certificate of Merger is October 1, 2007 at 12:01 a.m., Birmingham, Alabama time.

SIXTH: The Plan of Merger is on file at the principal place of business of TRI, the surviving entity, at 3500 35th Avenue North, Birmingham, Alabama 35207.

SEVENTH: A copy of the Plan of Merger will be furnished by TRI, the surviving entity, on request and without cost, to any equity owner of any business entity which is a party to the Merger.

[Signature Page Follows]

DATED as of the 27th day of September, 2007.

MARTAB LAND COMPANY, L.L.C.

	By:	/s/ Catherine C. Bona
Catherine C. Bona
Its Secretary

TUSCALOOSA RESOURCES, INC.

	By:	/s/ Catherine C. Bona
Catherine C. Bona
Its Secretary